                                                                   EXHIBIT 10.20

                  AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

     This AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this "Amendment") is made as of July 23, 1996, by and among NAVIGATION TECHNOLOGIES CORPORATION, a Delaware corporation, PHILIPS MEDIA B.V. and PHILIPS MEDIA SERVICES B.V., each a Netherlands corporation, SHIELDS ENTERPRISES, INC., a Delaware corporation ("SEI"), and T. Russell Shields.

     WHEREAS, the parties hereto are parties to a certain Stock Purchase Agreement dated as of June 24, 1996 (the "Agreement"), and the recordholders of at least 90% of the Shares purchased pursuant to the Stock Purchase Agreement; and

     WHEREAS, pursuant to the provisions of Section 11.3 of the Agreement, the parties desire to amend the Agreement in certain respects;

     NOW THEREFORE, the parties hereto hereby agree as follows:

     1. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

     2. The Agreement is hereby amended by deleting Section 3.1 thereof in its entirety and by substituting the following new Section 3.1 in lieu thereof:

          "3.1  Additional Purchase Rights.
                --------------------------

               (a)  Concurrently with the IPO, Philips shall purchase the number
     of shares   of Common Stock necessary to constitute, when aggregated with all other Philips Shares, 48% of the Stock Outstanding on the IPO Date, exclusive of any shares that may be sold by the Company to the underwriters pursuant to the underwriters' over-allotment option. The Company shall provide to Philips written notice of the number of shares of Common Stock to be offered pursuant to the IPO at least one business day prior to the effectiveness of the registration statement relating to the IPO. Within 24 hours of receipt of the Company's notice, Philips shall enter into an agreement for the purchase of the shares Philips has agreed to purchase to this Section 3.1(a) and shall purchase such shares concurrently with the closing of the IPO, at a price per shares equal to the price at which shares of the Common Stock are initially offered to the public pursuant to the IPO, net of underwriters discounts.

               (b) In the event of any exercise by the underwriters of the over-allotment option in connection with the IPO, Philips shall have the right, by not the obligation, to purchase up to the number of additional shares of Common Stock which, when aggregated with all other Philips Shares, including those purchased concurrently with the IPO pursuant to Section 3.1(a) above, shall constitute 48% of the Common Stock outstanding following the closing of the over-allotment sale. The Company shall provide to Philips written notice of the number of shares to be purchased by the underwriters pursuant to an exercise of the over-allotment option, if any, immediately following each exercise by the underwriters of such option. Within 24 hours of receipt of the Company's notice, Philips shall inform the Company
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     how many, if any, shares of Common Stock it elects to purchase pursuant to this Section 3.1(b) and promptly thereafter enter into an agreement for the purchase of such shares. Philips shall purchase such shares concurrently with the closing of the sale of the over-allotment shares, at a price per share equal to the price at which shares of Common Stock are initially offered to the public pursuant to the IPO, net of the underwriters discounts."

     3. The Agreement is hereby further amended by adding a new Section 4.7 thereto, to read as follows:

          "4.7 Registration Rights.  Subject to an effective upon consummation
               -------------------
     of the merger of NT Acquisitions Corp. with and into SEI, pursuant to which SEI will become a wholly-owned subsidiary of the Company, the Company hereby grants to T. Russell Shields ("Shields") the same rights with respect to registration of those Registrable Securities (as defined in the Investor Rights Agreement) held by Shields or any member of Shields' Family (as defined below), as the rights currently in effect in favor of SEI as a Signatory and Holder (each as defined in the Investor Rights Agreement) under Article 3 of the Investor Rights Agreement with respect to SEI and the SEI Investor Group; provided, however, that Shields shall have no right ro request registration of such Registrable Securities pursuant to (i)
     Section 3.1 of the Investor Rights Agreement until the third anniversary of the IPO Date and (ii) Section 3.2 of the Investor Rights Agreement in connection with the Company's initial IPO. "Shields' Family" shall mean Shields' spouse and siblings, and all descendants of Shields, his spouse, siblings and descendants." Notwithstanding anything to the contrary set forth in this Section 4.7 or in the Investor Rights Agreement, the Company shall not be required to register any shares proposed for sale by either Shields or Philips if it delivers to Shields or Philips, as the case may be, an opinion of responsible counsel or a no-action letter from the staff of the Securities and Exchange Commission to the effect that the shares may be publicly sold without (i) registration, (ii) restrictions under paragraphs (e) or (f) of Rule 144 promulgated by the Commission under the Securities Act, or (iii) any other material restrictions under the Securities Act.

     4. The Agreement is hereby further amended by deleting Section 5.7 in its entirety and by substituting the following new Section 5.7 in lieu thereof:

          "5.7  Public Offerings.  During 1996, the Company will not, without
                ----------------
     the prior consent of Philips, sell pursuant to public offerings. excluding pursuant to over-allotment options granted to underwriters in connection therewith, shares of Common Stock resulting in proceeds to the Company in excess of $168,000,000. The foregoing amount shall be in additions to, and not reduced by, the proceeds to the Company resulting from the sale of shares to Philips and others at the initial public offering price less the underwriting commission contemporaneously with, but not as part of, the IPO."

                                      -2-
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     5.   Except as specifically provided herein, all of the terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                              NAVIGATION TECHNOLOGIES CORPORATION


                              By:  /s/  Thomas A. Lerone
                                 -----------------------------------
                                 Thomas A. Lerone


                              PHILIPS MEDIA B.V.



                              By:  /s/  Samuel J. Rozel
                                 -----------------------------------
                                 Samuel J. Rozel


                              PHILIPS MEDIA SERVICES B.V.



                              By:  /s/  Samuel J. Rozel
                                 -----------------------------------
                                 Samuel J. Rozel


                              SHIELDS ENTERPRISES, INC. (SEI)



                              By:  /s/  Mitchell Morris
                                 -----------------------------------
                                 Mitchell Morris


                                 /s/  T. Russell Shields
                                 -----------------------------------
                                 T. Russell Shields

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